Exhibit 10.5

               AGREEMENT made this 29th day of December, 1943, between The Baltimore and Ohio Railroad Company (hereinafter called the Baltimore Company) and Buffalo, Rochester and Pittsburgh Railway Company (hereinafter called the Rochester Company.

          WHEREAS the Baltimore Company is operating the railroads and other property of the Rochester Company, pursuant to an Agreement between said Companies, dated December 15, 1931, as amended January 1, 1940, which said agreement as so amended is hereinafter called the Operating Agreement; and

          WHEREAS the Interstate Commerce Commission, pursuant to
section 20 of the Interstate Commerce Act, has entered an order requiring that, effective as of January 1, 1943, depreciation accounting be established in respect of certain fixed property of railroad companies, and in view of such order of the Commission the parties hereto desire to amend the Operating Agreement in the manner hereinafter set forth, which amendment shall be effective as of the effective date of the aforesaid order, namely, January 1, 1943;

          NOW, THEREFORE, in consideration of the premises and the mutual undertakings of the parties hereto, the Operating
Agreement is hereby amended as follows:

               "including depreciation on way,
               structures, equipment and other property of the Rochester Company and its leased lines accrued or accruing on and after the date of this agreement;

is hereby modified so as to read as follows:

               "including depreciation on equipment of
               the Rochester Company, and on way,
               structures, equipment and other property of the Rochester Company's leased lines accrued or accruing on and after the date of this agreement;"

          ARTICLE SECOND:  The sixth paragraph of the Operating
Agreement providing as follows:

               "The Baltimore Company shall at its own
               expense maintain said lines of railroad
               in as good operating condition as said
               railroad lines are at the date hereof,
               and when and as necessary for safe and
               efficient operation shall replace and
               renew all tracks, bridges and other
               structures, facilities and
               appurtenances, and the Baltimore Company shall pay so much of the cost thereof as under the then prevailing accounting classifications of the Interstate
               Commerce Commission is chargeable to
               expenses or against income."

is hereby modified so as to ready as follows:

               "The Baltimore Company shall at its own
               expense maintain said lines of railroad
               in as good operating condition, except
               for depreciation, as said railroad lines are at the date hereof. When and as necessary for safe and efficient operation, the Baltimore Company shall replace and renew all tracks, bridges and other structures, facilities and appurtenances, and the Baltimore Company shall pay so much of the cost thereof as under the then prevailing accounting classifications of the Interstate
               Commerce Commission is chargeable to
               expenses or against income.  In the
               event of the retirement or abandonment
               of any such property, with the approval
               of any public authority having
               jurisdiction, in cases where such
               approval is necessary, and with the
               consent of the Rochester Company, the
               Baltimore Company will pay to the
               Rochester Company an amount equal to the cost or estimated cost of the property retired or abandoned, less amortization or depreciation, if any, theretofore required or allowed to be taken by the Bureau of Internal Revenue with respect to such property. Any property retired or abandoned and for which the Rochester
               Company shall have been compensated, as
               in this paragraph provided, shall belong to the Baltimore Company."

ARTICLE THIRD: The eighth paragraph of the Operating Agreement is hereby modified by inserting in the third line after the words
"other assets" the words "(not theretofore accounted for)" so as to make said paragraph read as follows:

               "The Baltimore Company will, at the
               termination of this agreement, account
               for all cash and the value of materials
               and supplies and  other assets (not
               theretofore accounted for) belonging to
               and taken over from the Rochester
               Company, and shall charge to said
               account any and all unliquidated amounts then found to be due by the Rochester
               Company to the Baltimore Company."

ARTICLE FOURTH: The Operating Agreement is hereby modified further by the insertion after the fourteenth paragraph thereof providing as follows:

               "Amounts equal to an annual dividend at
               the rate of $4.00 per share on all
               common stock and $6.00 per share on all
               preferred stock of the Rochester Company outstanding, except on such stock as may be owned by the Baltimore Company."

of a new or additional paragraph reading as follows:

               "Monthly from January 1, 1943, an amount equal to the charges or deductions which may be allowed the Rochester Company by the Bureau of Internal Revenue pursuant to the Internal Revenue Code for amortization or depreciation with respect to any property (other than equipment for which express provision is hereinbefore made) covered by this agreement, which amount may in the first instance be estimated, but shall be adjusted when actual allowances are ascertained. Any payment in this agreement provided to be made by either of the parties hereto to the other, may, at the election of the Baltimore
               Company, be made in whole or in part in
               cash, or be offset against an equal
               amount of indebtedness of the other
               party to such party."

          The modifications of the Operating Agreement hereinabove set forth shall become effective as and from the first day of January 1943, and shall continue until the termination of the Operating Agreement in the manner provided in the last paragraph thereof.


                         THE BALTIMORE AND OHIO RAILROAD COMPANY,

                                   By:  /s/J. J. Ekin
Attest:                                 -------------
                                             Vice President.
     /s/ G. F. May
     -------------
          Secretary

                         BUFFALO, ROCHESTER AND PITTSBURGH RAILWAY
                         COMPANY,

                                   By:  /s/R. L. Snodgrass
                                        ------------------
Attest:                                           Vice President.

     /s/ G. F. May
     -------------
          Secretary.